Exhibit 10.1

Stock PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of February 17, 2016 (the “Effective Date”) by and among PSM Holdings, Inc., a Delaware corporation (the “Company”), and each purchaser listed on the Schedule of Purchasers attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS:

A.     The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D as promulgated by the SEC under the Securities Act.

B.     The Company has authorized a series of convertible preferred shares of the Company designated as Series E 6% Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred shares (the “Series E Certificate of Designations”) in the form attached hereto as Exhibit A (the “Series E Preferred Stock”), which Series E Preferred Stock are convertible into shares of the Company’s Common Stock (as converted, the “Series E Conversion Shares” and, together with the Series A Conversion Shares, Series B Conversion Shares, Series C Conversion Shares, and the Series D Conversion Shares, the “Conversion Shares”), in accordance with the terms of the Series E Certificate of Designations.

C.     The Series E Preferred Stock is senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the Series D Preferred Stock of the Company.

E.     The Company has engaged Wilmington Capital Securities, LLC (the “Placement Agent”), a registered broker/dealer, to act as the exclusive placement agent for the nonpublic offering of the Series E Preferred Shares to the Purchasers.

F.     Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate number of Series E Preferred Shares set forth opposite such Purchaser’s name in column (2) on the Schedule of Purchasers attached hereto.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

ARTICLE I

DEFINITIONS

1.1     Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Closing” means each closing of a purchase and sale of shares of Series E Preferred Stock pursuant to this Agreement, unless otherwise specified.

“Closing Date” means the date of the Initial Closing, which will be on or about February 16, 2016.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company Counsel” means The Law Office or Ronald N. Vance & Associates, P.C.

“Consent” means any consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances.

“Contract” means any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, employment agreement, contract, undertaking, understanding, covenant, agreement or other instrument.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Effectiveness Period” means the period commencing on the Registration Effective Date granted by the SEC for the original Registration Statement and ending on the earlier of the date that (i) all Registrable Securities of the Purchaser covered by the applicable Registration Statement have been sold or (ii) all Registrable Securities owned by the Purchaser may be sold pursuant to Rule 144, without volume limitations, as evidenced by a written opinion letter to such effect, addressed to the Company’s transfer agent and the affected Holders.

“Eligible Market” means any of The New York Stock Exchange, Inc., the NASDAQ Stock Market, or the OTC Markets Group.

“Employee Benefit Plan” means (a) any “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (b) any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA); and (c) any other written or oral plan, agreement, program, policy, practice, contract, understanding, or other arrangement or commitment of any kind providing for, either directly or indirectly, compensation, bonuses, vacation, termination pay, performance awards, fringe benefits, insurance coverage, severance benefits, disability benefits, deferred compensation, stock options, stock purchase, phantom stock, stock appreciation or any type of stock-related awards, early retirement benefits, welfare benefits, one or more Severance Plans (as defined below), any other form of incentive compensation or post-retirement compensation or any other employee benefit of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, which currently is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company, any Subsidiary of the Company, or any ERISA Affiliate (as defined below), or for which the Company, any Subsidiary of the Company, or any ERISA Affiliate has or has had any obligation or any liability of any nature, contingent or otherwise, or for which there is a reasonable expectation of such obligation or liability, on or before the Closing for the benefit of any present or former employees, retirees, directors or independent contractors (or their beneficiaries, dependents or spouses) of the Company, any Subsidiary of the Company, or any ERISA Affiliate.

“Encumbrance” means a claim, lien, charge, Tax, right of first refusal, mortgage, encumbrance, pledge, other security interest of any kind or other restriction.

“Environmental Laws” means any relevant national, state or local law or ordinance or regulation in applicable jurisdictions pertaining to the protection of human health or the environment.

“ERISA Affiliate” means any entity which with respect to the Company or Subsidiary of the Company is or was a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any Subsidiary of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authorizations” means any approval, consent, License, Permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

“Governmental Entity” means any:

(i)     nation, state, county, city, town, village, district, or other political jurisdiction of any nature;

(ii)     federal, state, local, municipal, foreign, or other government;

(iii)     governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(iv)     multi-national organization or body; or

(v)     body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Holder” means the Purchaser or any transferee of the Purchaser.

“Intellectual Property” means with respect to the Company and its Subsidiaries, collectively (a) all rights to service customer accounts; (b) trademarks, trade names, service marks, service names, domain names, uniform resource locators (URLs), keywords, designs, logos and assumed names; (c) copyrights and other rights in original works of authorship, (d) patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (e) computer software programs or applications (in both source and object code versions), including any related technical documentation; (f) trade secrets and invention disclosures, that are owned by the Company, its Subsidiaries or any other Person and that have been or are used by the Company or its Subsidiaries in the operation of their respective businesses, or that are used in or necessary for the conduct of the respective businesses of the Company or its Subsidiaries as currently conducted or contemplated to be conducted; and (g) know-how and general intangibles of like nature, together with all goodwill, registrations and applications related to any of the foregoing whether or not protectable as a matter of law.

“Knowledge” shall mean, as it relates to the Company, the actual knowledge of Kevin Gadawski, in each case upon reasonable inquiry.

“Law” shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Entity.

“Legal Requirement” means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, Law, principle of common law, or treaty.

“License” means a license, Permit, certification, qualification, or franchise issued by any Governmental Entity.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

“Material Adverse Effect” means a material adverse effect (financial or otherwise) on the business, assets, liabilities, financial condition, property, prospects, or results of operations of the Company or any Subsidiary.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permit” shall mean a permit, License, registration, certificate of occupancy, approval or other authorization issued by any Governmental Entity.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Registrable Securities” means Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, and Series E Registrable Securities. Securities held by a Purchaser or its assigns shall no longer be deemed to be Registrable Securities at the time the amount of such Registrable Securities can be sold under Rule 144 within a three-month period without limitation as to the number of Registrable Securities held by the Purchaser or its assign pursuant to paragraph (e) of Rule 144.

“Registration Statement” means each registration statement required to be filed under ARTICLE V, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144,” “Rule 415,” and “Rule 424” mean Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities” means, collectively, the Series E Preferred Shares and the Series E Conversion Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series A Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about February 4, 2013, to authorize and establish the terms of 4,000 shares of Series A Preferred Stock, as amended and restated.

“Series B Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about February 4, 2013, to authorize and establish the terms of 2,000 shares of Series B Preferred Stock, as amended and restated.

“Series C Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about March 31, 2014, to authorize and establish the terms of 4,000 shares of Series C Preferred Stock, as amended and restated.

“Series D Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about March 31, 2014, to authorize and establish the terms of 2,000 shares of Series D Preferred Stock, as amended and restated.

“Series E Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about November 25, 2014, to authorize and establish the terms of 2,000 shares of Series E Preferred Stock, as amended and restated.

“Series A Conversion Shares” means shares of the Company’s Common Stock into which any Series A Preferred Stock is converted.

“Series B Conversion Shares” means shares of the Company’s Common Stock into which any Series B Preferred Stock is converted.

“Series C Conversion Shares” means shares of the Company’s Common Stock into which any Series C Preferred Stock is converted.

“Series D Conversion Shares” means shares of the Company’s Common Stock into which any Series D Preferred Stock is converted.

“Series E Conversion Shares” means shares of the Company’s Common Stock into which any Series E Preferred Stock is converted.

“Series A Preferred Stock” means the Series A 6% Convertible Preferred Stock created pursuant to the Series A Certificate of Designations and as amended from time to time.

“Series B Preferred Stock” means the Series B 6% Convertible Preferred Stock created pursuant to the Series B Certificate of Designations and as amended from time to time.

“Series C Preferred Stock” means the Series C 6% Convertible Preferred Stock created pursuant to the Series C Certificate of Designations and as amended from time to time.

“Series D Preferred Stock” means the Series D 6% Convertible Preferred Stock created pursuant to the Series D Certificate of Designations and as amended from time to time.

“Series E Preferred Stock” means the Series E 6% Convertible Preferred Stock created pursuant to the Series E Certificate of Designations and as amended from time to time.

“Series A Registrable Securities” means any Series A Conversion Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Series B Registrable Securities” means any Series B Conversion Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Series C Registrable Securities” means any Series C Conversion Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Series D Registrable Securities” means any Series D Conversion Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Series E Registrable Securities” means any Series E Conversion Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Severance Plans” means (i) each agreement with any present or former employee, retiree, director or independent contractor (or their beneficiaries, dependents or spouses) of the Company or a Subsidiary of the Company (A) the benefits of which are contingent, or terms of which are altered, upon the occurrence of a transaction involving the Company, any Subsidiary of the Company, or an ERISA Affiliate of the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such person; (ii) each agreement, plan or arrangement under which any person may receive payments from the Company, any Subsidiary of the Company, or any ERISA Affiliate of the Company that has subjected or could subject the Company or any Subsidiary of the Company, to the Taxes imposed by Section 4999 of the Code or included in the determination of such person’s parachute payment under Section 280G of the Code; and (iii) each agreement, plan or arrangement, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan which has subjected or could subject the Company or any Subsidiary of the Company, to any liability or obligation.

“Subsidiary” means a majority-owned subsidiary, as defined in Rule 405 promulgated by the SEC under the Securities Act.

“Tax” or “Taxes” means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Entity or payable pursuant to any tax-sharing agreement.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then any Business Day.

“Trading Market” means the OTCQB or any other Eligible Market on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Series E Certificate of Designations, the Transfer Agent Instructions, the certificates representing the Series E Preferred Shares, all of the other agreements, certificate(s) and documents described in Section 2.2 below, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Interwest Transfer Company (of Salt Lake City, Utah), or any other transfer agent selected by the Company.

“Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit B, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent upon each Closing.

1.2     Additional Definitions. In addition to the terms set forth in Section 1.1, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location
Advice	§5.6
Agreement	Preamble
Bank	§3.1(x)
BHC	§3.1(x)
BHC Act	§3.1(x)
BHC Subsidiary	§3.1(x)
Company	Preamble

Company Intellectual Property Rights	§3.1(n)
Company Material Contracts	§3.1(i)
Conversion Shares	Recitals
Demand Period	§5.1(a)
Demand Registration	§5.1(a)
Demand Registration Request	§5.1(b)(i)
Demanding Shareholders	§5.1(b)(i)
Effective Date	Preamble
Financial Statements	§3.1(f)
HUD	§3.1(h)
Indemnified Party	§5.5(c)
Indemnifying Party	§5.5(c)
Initial Closing	§2.1
Other Holders	§5.2(c)
Piggyback Notice	§5.2(a)
Piggyback Registration	§5.2(a)
Placement Agent	Recitals
Purchase Price	§2.1
Purchaser(s)	Preamble
Related Person	§6.6
Required Period	§5.11(b)(ii)
Reserve Account	§7.3
SEC Reports	§3.1(f)
Series E Preferred Shares	§2.1
Shelf Filing Deadline	§5.11(b)
Shelf Notice	§5.11(a)
Shelf Registration	§5.11(a)
Shelf Registration Statement	§5.11(a)
Supplemental Demand Registration Request	§5.1(b)(vi)
Supplemental Shelf Request	§5.11(a)
Suspension	5.3(c)

ARTICLE II

PURCHASE AND SALE

2.1     Purchase of Series E Preferred Shares; Initial Closing. Subject to the satisfaction (or waiver) of the conditions set forth in ARTICLE IV below, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company on the Closing Date, such number of shares of Series E Preferred Stock set forth opposite such Purchaser’s name in column (2) on the Schedule of Purchasers (collectively with any Additional Shares purchased at a subsequent Closing, the “Series E Preferred Shares”) as of the Closing Date (the “Initial Closing”). The aggregate purchase price for the Securities to be purchased by each Purchaser at the Initial Closing (the “Purchase Price”) shall be the amount set forth opposite such Purchaser’s name in column (3) of the Schedule of Purchasers as of the Closing Date. For the avoidance of doubt and subject to the satisfaction (or waiver) of the conditions set forth in ARTICLE IV below, no Purchaser shall be obligated to purchase any Series E Preferred Shares hereunder other than such Series E Preferred Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers. The Initial Closing (and any subsequent Closing) shall occur concurrently at the offices of counsel to the Company and counsel to the Placement Agent immediately following the execution hereof by the Purchasers, or at such other location or time as the parties may agree.

2.2     Closing Deliveries.

(a)     Company Deliveries. At the Initial Closing (and at each subsequent Closing, unless waived or satisfied in connection with a prior Closing), unless otherwise designated, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)     copies of good standing certificates of the Company and each of its Subsidiaries issued by the Secretary of State (or comparable office) of such entity’s jurisdiction of formation, as of a date within thirty (30) days preceding the Closing Date;

(ii)     a copy of the Certificate of Incorporation of the Company, as amended to date, as certified by the Secretary of State of the State of Delaware within sixty (60) days preceding the Closing Date, which shall reflect the Series E Certificate of Designations as part thereof or attachment thereto;

(iii)     certificate(s) for the Series E Preferred Shares such Purchaser is purchasing hereunder (in each case, in such denominations as the Purchaser shall reasonably request) in the name of the Purchaser as set forth in column (1) of the Schedule of Purchasers;

(iv)     warrants issued to Placement Agent (or its designee(s)) for the purchase of an amount of Common Stock equal to eight percent (8%) of the Common Stock into which the Series E Preferred Shares issued pursuant to this Agreement may be converted as of the date of the Closing, which warrants shall have an exercise price of $0.011 per share;

(v)     waivers from the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock of their pre-emptive rights;

(vi)     resolutions adopted by the Company’s Board of Directors approving this Agreement, the other Transaction Documents, the issuance of the Series E Preferred Shares, and the transactions contemplated by this Agreement;

(vii)     a certificate of the Secretary or other duly authorized officer of the Company dated as of the date of the Closing (A) certifying the resolutions adopted by the Board of Directors of the Company approving this Agreement, the other Transaction Documents, the issuance of the Series E Preferred Shares, and the transactions contemplated by this Agreement; (B) certifying the current versions of the Certificate of Incorporation, as amended, and Bylaws of the Company; and (C) certifying as to the signatures and authority of persons signing this Agreement and the other Transaction Documents on behalf of the Company;

(viii)     a certificate of the Company’s President dated as of the date of the Closing certifying the Company’s fulfillment of the conditions to Closing specified in Sections 4.1(a) through (b); and

(ix)     the signed Transfer Agent Instructions in the form attached hereto as Exhibit B.

(b)     Purchaser Deliveries. At each Closing, each Purchaser shall deliver or cause to be delivered to the Company: (i) each Transaction Document to which such Purchaser is a party duly executed by such Purchaser and (ii) the purchase price set forth opposite such Purchaser’s name in column (3) of the Schedule of Purchasers, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

(a)     Organization. The Company and each of the Company’s Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each of the Company’s Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary.

(b)     Capitalization. The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. On the Effective Date, there are, and on the Closing Date there will be, outstanding (i) 44,104,648 shares of Common Stock of the Company; (ii) warrants to purchase 3,782,810 shares of Common Stock of the Company; (iii) no options to purchase shares of Common Stock of the Company issued pursuant to the Company’s 2002 Stock Option/Stock Issuance Plan; (iv) options to purchase 4,218,333 shares of Common Stock of the Company issued pursuant to the Company’s 2012 Stock Incentive Plan; (v) options to purchase 22,550,000 shares of Common Stock of the Company issued pursuant to the Company’s 2015 Stock Incentive Plan; (vi) 3,700 shares of Series A Preferred Stock convertible into 45,510,000 shares of Common Stock; (vii) 2,000 shares of Series B Preferred Stock convertible into 24,600,000 shares of Common Stock; (viii) 1,800 shares of Series C Preferred Stock convertible into 55,350,000 shares of Common Stock; (ix) 1,320 shares of Series D Preferred Stock convertible into 41,050,000 shares of Common Stock; and (x) 822.5 shares of Series E Preferred Stock convertible into 99,113,300 shares of Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and the issuance thereof was conducted in compliance with all applicable state and federal securities laws and either was not subject to preemptive rights or was issued in compliance therewith. Except for the preemptive rights in favor of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Shares issued and shares to be issued pursuant to this Agreement, no shares of the Company’s capital stock are subject to preemptive rights, rights of first refusal, participation rights or any other similar rights or any Encumbrances suffered or permitted by the Company. Except as set forth in the SEC Reports, (i) there are no outstanding debt securities; (ii) there are no outstanding shares of capital stock, Options, or Convertible Securities, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or Options or Convertible Securities of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (iv) there are no outstanding securities of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series E Preferred Shares; (vi) the Company does not have any stock appreciation rights plans or agreements or any similar plan or agreement; and (vii) there is no dispute as to the class of any shares of the Company’s capital stock.

(c)     Issuance of the Series E Preferred Shares. The Series E Preferred Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, shall be free and clear from all Encumbrances with respect to the issue thereof and, except as provided herein, shall not be subject to preemptive rights or similar rights of stockholders. The Series E Preferred Shares shall be entitled to all the rights and preferences set forth in the Series E Certificate of Designations. Upon the earlier of (i) the date that is sixty (60) days after the Company’s next annual meeting of stockholders or (ii) the written request of the Holders of a majority of the outstanding Series E Preferred Shares, the Company’s Certificate of Incorporation shall be amended to increase the number of shares of Common Stock to be duly authorized and reserved for issuance which equals at least 130% of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Shares. Upon conversion of the Series E Preferred Shares and the issuance, in accordance with the Series E Certificate of Designations, of the Series E Conversion Shares, the Series E Conversion Shares shall be validly issued, fully paid and nonassessable and free from all Encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Series E Certificate of Designations attached as Exhibit A has been filed prior to the Closing Date with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended. Assuming the accuracy of each of the representations and warranties of the Purchasers contained in Section 3.2, the issuance by the Company of the Securities is exempt from registration under the Securities Act.

(d)     Authorization; Validity of Agreement. The Company has the requisite power and authority to execute, deliver and perform this Agreement, the Certificate of Designations, and each of the other Transaction Documents to be executed and delivered by the Company pursuant to this Agreement, and to assume and perform any obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to be executed and delivered by the Company pursuant to this Agreement have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

(e)     Waivers; Non-Contravention.

(i)     Except for waivers of the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock, the approval of the Company’s Board of Directors, and filings required by applicable federal and state securities laws which will be timely made by the Company following the Initial Closing and any subsequent Closing, no Governmental Authorization or Consent is necessary in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby.

(ii)     The execution, delivery and performance by the Company of this Agreement do not and will not (A) violate any Law; (B) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (C) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Encumbrance (except for any lien for Taxes not yet due and payable) upon any of the assets or properties of the Company or any of the Company’s Subsidiaries under any material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any of their assets or properties are bound; (D) permit the acceleration of the maturity of any indebtedness of the Company or any of its Subsidiaries or indebtedness secured by such entity’s assets or properties; (E) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries; or (F) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of the Company or any of its Subsidiaries, except as provided for in connection with the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, or as otherwise provided in this Agreement.

(f)     SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company on a consolidated basis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)     Liabilities. Except as set forth in the SEC Reports, there are no material liabilities of the Company, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Company, its agents or servants occurring prior to the period covered by the Financial Statements which are not disclosed by or reflected in the Financial Statements. To the Knowledge of the Company, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Company.

(h)     Material Changes; Undisclosed Events, Liabilities or Developments. Since the period covered by the Financial Statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a Material Adverse Effect, (ii) except as specifically disclosed in the SEC Reports, the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, except for dividends required to be paid to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock pursuant to the Series A Certificate of Designations, Series B Certificate of Designations, Series C Certificate of Designations, Series D Certificate of Designations, and Series E Certificate of Designations, respectively, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to the Company’s 2012 Stock Incentive Plan, the Company’s 2015 Stock Incentive Plan or as may be disclosed in the SEC Reports. No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, prospects, properties, operations, assets or financial condition that would result in or cause a Material Adverse Effect except that the Company has failed to pay dividends required to be paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock pursuant to the Series A Certificate of Designations, Series B Certificate of Designations, Series C Certificate of Designations, Series D Certificate of Designations, and Series E Certificate of Designations, respectively, on October 15, 2014 and all subsequent periods and the Company currently does not meet the adjusted net worth of Housing and Urban Development (“HUD”). The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

(i)     Material Contracts. The SEC Reports set forth a true, complete and correct list of every material Contract currently in effect to which the Company or any of the Company’s Subsidiaries is a party (the “Company Material Contracts”). Each of the Company Material Contracts is in full force and effect and, except as to the missed dividend payments described in Section 3.1(h) above, there is not now and there has not been claimed or alleged by any Person with respect to any of the Company Material Contracts, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Company or any of the Company’s Subsidiaries or on the part of any other party thereto; no Consent from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Company Material Contracts, other than such waivers that have been obtained and are in full force and effect and such notices that have been duly given and, in each case copies of such waivers and notices have been delivered to the Purchasers. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any contract or agreement (i) which restricts its ability to conduct its business as now conducted, as contemplated to be conducted or otherwise or (ii) which obligates the Company or any Subsidiary to pay any license fee, franchise fee, royalty or similar payment.

(j)     Taxes. All Taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Company and each of its Subsidiaries, and there are no unpaid Taxes which are, or could become, payable by the Company or any Subsidiary or an Encumbrance on the properties and assets of the Company or any Subsidiary, except as provided for in the Financial Statements, or have been incurred in the normal course of business of the Company or its Subsidiaries since that date. All Tax Returns of the Company and each of its Subsidiaries and their predecessors have been filed and all Taxes payable by the Company and each of its Subsidiaries and their predecessors have been paid. There are no disputes as to Taxes of any nature payable by the Company or any of its Subsidiaries or their predecessors.

(k)     Compliance. Except as to the missed dividend payments and the failure to meet HUD requirements as described in Section 3.1(h) above, neither the Company nor any of its Subsidiaries: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or he or any of their properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the mortgage industry, except in each case as could not have or reasonably be expected to result in or cause a Material Adverse Effect.

(l)     Regulatory Permits. Each of the Company and the Company’s Subsidiaries possess all Governmental Authorizations necessary to conduct its business as described in the SEC Reports, except where the failure to possess such Permits could not reasonably be expected to result in or cause a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any Governmental Authorizations necessary for either the Company or any of its Subsidiaries to conduct its business.

(m)     Title to Assets. Except as disclosed in SEC Reports, each of the Company and the Company’s Subsidiaries has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company or any of its Subsidiaries, as applicable, in each case free and clear of all Encumbrances, except for Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such entity and liens for the payment of federal, state or other Taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by either the Company or any of its Subsidiaries are held by it under valid, subsisting and enforceable leases with which such entity is in compliance.

(n)     Patents and Trademarks. Each of the Company and the Company’s Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have or cause a Material Adverse Effect (collectively, the “Company Intellectual Property Rights”). Neither the Company nor any of its Subsidiaries has received a notice (written or otherwise) that any of the Company Intellectual Property Rights used by either the Company or any of its Subsidiaries violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Company Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Company Intellectual Property Rights. Each of the Company and its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause a Material Adverse Effect.

(o)     Environmental Laws. The Company is in compliance will all applicable Environmental Laws for which the failure to comply would have or cause, individually or in the aggregate, a Material Adverse Effect.

(p)     Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries is engaged. The Company has no reason to believe that either it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)     Litigation. Except as set forth in the SEC Reports, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, Proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their officers or directors in their capacity as such, or any of their properties or businesses, and the Company has no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Neither the Company nor any of its Subsidiaries is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Entity. Neither the Company nor any of its Subsidiaries has entered into any agreement to settle or compromise any Proceeding pending or threatened in writing against it which has involved any obligation for which either the Company or any of its Subsidiaries or their properties or business has any continuing obligation. There are to the Knowledge of the Company any Proceedings by or against either the Company or any of its Subsidiaries with respect to this Agreement or in connection with the transactions contemplated hereby or thereby, and the Company has no reason to believe there is a valid basis for any such Proceeding.

(r)     Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of the Company’s Subsidiaries, which could reasonably be expected to result in or cause a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is a member of a union that relates to such employee’s relationship with the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries reasonably believe that their relationship with their employees is good. No executive officer of the Company or any of its Subsidiaries, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject either the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Each of the Company and its Subsidiaries is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have or cause a Material Adverse Effect.

(s)     Employee Benefit Plans. The Company has no Employee Benefit Plans, except for the Company’s 2002 Stock Option/Stock Issuance Plan, the Company’s 2012 Stock Incentive Plan, the Company’s 2015 Stock Incentive Plan, a 401(k) plan, and a health insurance plan.

(t)     Brokers, Advisors and Consultants. Other than the Placement Agent and its affiliates, neither the Company, any Subsidiary nor any of their agents or representatives has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement. No fees or commissions payable in cash, securities, or other form of compensation are, or will become, payable by the Company or any of its Subsidiaries to any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement other than to the Placement Agent and its affiliates. Neither the Company, any Subsidiary, nor any of their agents or representatives has retained or entered into any agreement, written or oral, with any consultant or advisor (including, without limitation, with respect to financial matters or investor relations) to advise the Company or any Subsidiary after December 31, 2015 (other than certified public accountants to render customary accounting and audit services) and there are no fees payable in cash, securities or other form of compensation by the Company or any of its Subsidiaries to any such consultant or advisor after December 31, 2015, except that certain Investment Banking Agreement dated January 20, 2016, between the Company and Placement Agent.

(u)     Board Approval. The Board of Directors of the Company, by a special meeting duly called and held or by unanimous written consent, duly adopted resolutions: (a) approving and declaring advisable this Agreement and the transactions contemplated hereby; (b) determining that the terms of the sale of the Series E Preferred Shares to the Purchasers are fair to and in the best interests of the Company and its shareholders; and (c) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

(v)     Production Capacity. Based upon the Company’s existing agreements, relationships and terms with its warehouse lenders, the Company has, and to its knowledge believes it will continue to have in the future, adequate financing to originate $100,000,000 of mortgage loans per month.

(w)     Disclosure. All of the disclosure furnished by or on behalf of the Company or any of its Subsidiaries to any Purchaser regarding the Company or its Subsidiaries, their businesses and the transactions contemplated hereby, including any disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(x)     Bank Holding Company. The Company is not a bank holding company (a “BHC”), as defined in Section 2(a) of the Bank Holding Company Act of 1956, 12 USC 1841-1847, as amended (together with any substitute or successor statute, and any related regulations, the “BHC Act”) and neither the Company nor any subsidiary, as defined in the BHC Act (a “BHC Subsidiary”), of the Company is a bank, as defined in the BHC Act (a “Bank”). No Purchaser by virtue of acquiring or holding the Series E Preferred Shares or the Series E Conversion Shares shall be a BHC.

(y)     Bad Actor Disqualification. To the Knowledge of the Company, no person covered by the provisions of Rule 506(d) of Regulation D would be a “bad actor” subject to disqualification under such provision.

3.2     Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

(a)     Organization; Authority. If applicable, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Series E Preferred Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b)     Investment Intent. Such Purchaser is (i) acquiring the Series E Preferred Shares and (ii) upon conversion of the Series E Preferred Shares will acquire the Series E Conversion Shares issuable upon conversion of the Series E Preferred Shares, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)     Purchaser Status. At the time such Purchaser was offered the Securities it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and shall provide the Company with such information or documentation reasonably requested to support the Purchaser’s status as an accredited investor, including, but not limited to, confirmation that the Placement Agent would not be designated as a “bad actor” pursuant to Rule 506(d) of Regulation D.

(d)     Experience of the Purchaser. Such Purchaser, through its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Series E Preferred Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Series E Preferred Shares and, at the present time, is able to afford a complete loss of such investment.

(e)     Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Series E Preferred Shares and the merits and risks of investing in the Series E Preferred Shares; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

ARTICLE IV

CONDITIONS

4.1     Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire the Series E Preferred Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at the Initial Closing and any subsequent Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Initial Closing or such subsequent Closing, of each of the following conditions:

(a)     Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

(b)     Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)     Good Standing. The Company shall have delivered to such Purchaser a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within thirty (30) days of the Closing Date.

4.2     Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Series E Preferred Shares set forth opposite each Purchaser’s name on the Schedule of Purchasers is subject to the satisfaction or waiver by the Company, at or before each Closing, of each of the following conditions:

(a)     Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

(b)     Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

ARTICLE V

REGISTRATION RIGHTS

5.1     Demands for Registration

(a)     Demand Period. From and after sixty (60) days following the Effective Date hereof, until no Registrable Securities remain outstanding (the “Demand Period”), subject to the terms and conditions of this Agreement, a Holder of Registrable Securities will have the single opportunity, in addition to other rights enumerated in this Agreement, to request registration under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”). The requisite Holders of the Registrable Securities shall have the right to exercise the registration rights under and as provided in this Section 5.1.

(b)     Demand Procedure.

(i)     Subject to subsections (ii) and (iv) below, during the Demand Period any Holder or combination of Holders (the “Demanding Shareholders”) owning 50% or more of the Series E Registrable Securities may deliver to the Company a written request (a “Demand Registration Request”) that the Company register any or all such Demanding Shareholders’ Registrable Securities.

(ii)     Holders of the Series E Registrable Securities, taken together, may only make one Demand Registration Request during the Demand Period. The Company shall only be required to file one Registration Statement (as distinguished from supplements or pre-effective or post-effective amendments thereto) in response to the Demand Registration Request.

(iii)     A Demand Registration Request from Demanding Shareholders shall (A) set forth the number of Registrable Securities intended to be sold pursuant to the Demand Registration Request; (B) disclose whether all or any portion of a distribution pursuant to such registration will be sought by means of an underwriting; and (C) identify any managing underwriter or managing underwriters proposed for the underwritten portion, if any, of such registration.

(iv)     If during the Demand Period, the Company receives a Demand Registration Request from Demanding Shareholders for the registration of Registrable Securities, then the Company shall, subject to the limitations in subsections (v) and (vi) below, (A) use its reasonable best efforts to prepare and file within thirty (30) days (but in no event later than forty-five (45) days) of receipt of the Demand Registration Request with the SEC a registration statement under the Securities Act with respect to all Registrable Securities that the Demanding Shareholders requested to be registered in the Demand Registration Request; (B) use its reasonable best efforts to cause such registration statement to become effective within seventy-five (75) days of receipt of the Demand Registration Request; and (C) keep such registration statement effective until such time as the Demanding Shareholders shall have sold or otherwise disposed of all of their Registrable Securities included in the registration.

(v)     The parties anticipate that the registration contemplated under this Section 5.1 will be accomplished by means of the filing of a Form S-1, and that registration on such form will allow for different means of distribution, including sales by means of an underwriting as well as sales into the open market. If the Demanding Shareholders desire to distribute all or part of the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company in writing in their initial Demand Registration Request as described in subsection (iii) above. A determination of whether all or part of the distribution will be by means of an underwriting shall be made by Demanding Shareholders holding a majority of the Registrable Securities to be included in the registration. If all or part of the distribution is to be by means of an underwriting, all subsequent decisions concerning the underwriting which are to be made by the Demanding Shareholders pursuant to the terms of this ARTICLE V, which shall include the selection of the underwriter or underwriters to be engaged and the representative, if any, of the underwriters so engaged, shall be made by the Demanding Shareholders who hold a majority of the Registrable Securities to be included in the underwriting, subject to approval by the Company, such approval not to be unreasonably withheld.

(vi)     Upon the receipt by the Company of a Demand Registration Request in accordance with subsection (iv) above, the Company shall, within ten (10) days following receipt of such Demand Registration Request, give written notice of such request to other Holders of the Registrable Shares not included in the Demand Registration Request. The Company shall include in such notice information concerning whether all, part, or none of the distribution is expected to be made by means of an underwriting, and, if more than one means of distribution is contemplated, may require Holders to notify the Company of the means of distribution of their Registrable Securities to be included in the registration. If any Holder who is not a Demanding Shareholder desires to sell any Registrable Securities owned by such Holder, such Holder may elect to have all or any portion of its Registrable Securities included in the Registration Statement by notifying the Company in writing (a “Supplemental Demand Registration Request”) within twenty (20) days of receiving notice of the Demand Registration Request from the Company. The right of any Holder to include all or any portion of its Registrable Securities in an underwriting shall be conditioned upon the Company’s having received a timely written request for such inclusion by way of a Demand Registration Request or Supplemental Demand Registration Request (which right shall be further conditioned to the extent provided in this ARTICLE V). Any Holder proposing to distribute its Registrable Securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(vii)     Notwithstanding any other provision of this Section 5.1, if an underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the Holders in proportion (as nearly as practicable) to the respective amounts of Registrable Securities each Holder owns (or in such other proportion as they shall mutually agree). Registrable Securities excluded or withdrawn from the underwriting in accordance with this subsection (vii) shall be withdrawn from the registration.

(c)     Priority on Demand Registration. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the shares of Series E Registrable Securities. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of securities that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the shares of Registrable Securities initially requesting registration, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of shares of Registrable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within such acceptable price range, pro rata among the respective Holders thereof on the basis of the number of shares of Registrable Securities owned by each such Holder.

5.2     Piggyback Registrations

(a)     Right to Piggyback. If the Company proposes to undertake an offering of shares of Common Stock for its account or for the account of other stockholders and the registration form to be used for such offering may be used for the registration of Registrable Securities (a “Piggyback Registration”), each such time the Company will give prompt written notice (but not later than thirty (30) days before the anticipated registration statement filing date) to all Holders of Registrable Securities of its intention to effect such a registration (each, a “Piggyback Notice”) and, subject to subsections (b) and (c) of this Section 5.2, the Company will use its best efforts to cause to be included in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the date of sending the Piggyback Notice.

(b)     Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration and any other securities requested to be included in such registration that are held by Persons other than the Holders of Registrable Securities pursuant to registration rights, pro rata among the Holders of Registrable Securities and the holders of such other securities requesting such registration on the basis of the number of shares of such securities owned by each such holder.

(c)     Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than the Holders of Registrable Securities (the “Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in a orderly manner in such offering within a price range acceptable to the Other Holders requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the Other Holders requesting such registration, and (ii) second, the Registrable Securities requested to be included in such registration hereunder, pro rata among the Holders of Registrable Securities requesting such registration on the basis of the number of shares of such securities owned by each such Holder.

(d)     Selection of Underwriters. In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and managers(s) to administer the offering.

5.3     Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)     Not less than ten (10) Trading Days prior to the filing of a Registration Statement or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference) with respect to the registration or qualification of any Registrable Securities, the Company shall (i) furnish to each Holder of the Registrable Securities included in the Registration Statement copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Persons, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act or otherwise. The Company shall not file a Registration Statement or any amendments or supplements thereto to which Holders of a majority of the Registrable Securities shall reasonably object. However, any objection to the filing of such Registration Statement or other document enumerated above, shall suspend from occurring any of the events listed above in Sections 5.1 or 5.2 for the period of time during which the objection remains, but in no case will the period of suspension exceed ten (10) Trading Days.

(b)     (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten (10) Business Days, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably practicable provide the Holders of the Registrable Securities true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Holders of the Registrable Securities set forth in the Registration Statement as so amended or as supplemented.

(c)     Notify the Holders of the Registrable Securities to be sold as promptly as reasonably practicable, and (if requested by any such Person) confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement (in which case the Company shall deliver to each Holder of Registrable Shares included in the Registration Statement a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other federal or state governmental authority requests any amendment or supplement to any Registration Statement or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose (a “Suspension”); (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)     Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)     Furnish to each Purchaser in paper or electronic format, without charge, at least one conformed copy of each Registration Statement, and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) as promptly as practicable after the filing of such documents with the SEC.

(f)     Promptly deliver to each Purchaser, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus), and each amendment or supplement thereto as such Persons may reasonably request within two Business Days of such request. The Company hereby consents to the use of such Prospectus, and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Registration Statement and any amendment or supplement thereto.

(g)     If applicable, (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as practicable thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing or quotation of such Registrable Securities on or by each such Trading Market or another Eligible Market.

(h)     Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(i)     Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates (not bearing legends) representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

(j)     Upon the occurrence of any event described in Section 5.3(c), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)     Reasonably cooperate with any due diligence investigation undertaken by the Holders of the Registrable Securities in connection with the sale of Registrable Securities, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive material, nonpublic information in writing.

(l)     If Holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations; provided, that no such agreement shall obligate the Company to pay any amount not otherwise contemplated by this ARTICLE V.

(m)     Comply with all applicable rules and regulations of the SEC and any applicable Trading Market.

5.4     Registration Expenses. The Company shall pay (or reimburse the Holders of the Registrable Securities included in a Registration Statement for) all fees and expenses incident to the performance of or compliance with ARTICLE V of this Agreement, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing Prospectuses requested by the Holders of the Registrable Securities included in a Registration Statement), (c) messenger, telephone and delivery expenses incurred by the Company, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all independent certified public accountants, underwriters (excluding commissions relating to sales of Registrable Securities) and other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (f) all listing fees to be paid by the Company to the Trading Market, and (g) fees and disbursements of one counsel for the Holders of the Registrable Securities as a group in connection with the transactions contemplated by this ARTICLE V in which such Holders participate. In all events, the Purchasers shall be solely responsible for paying all brokerage fees, underwriter commissions or similar compensation relating to their sale of Registrable Securities, legal fees of counsel retained by any Holder of Registrable Securities other than the one counsel retained for the Holders of the Registrable Securities as a group pursuant to subsection 5.3(g) above, and any income taxes resulting from any such sale of Registrable Securities.

5.5     Indemnification

(a)     Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 5.3(c)(v)-(vii), the use by such Purchaser of an outdated or defective prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 5.6. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)     Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement or any form of Prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any form of Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or such prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 5.3(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 5.6. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)     Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)     Contribution. If a claim for indemnification under Section 5.5(a) or (b) is unavailable to an Indemnified Party (by reasons other than the specified exclusions to indemnification), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.5(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

5.6     Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5.3(c)(v)-(vii), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented prospectus and/or amended Registration Statement contemplated by Section 5.3(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

5.7     Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to: (a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and (c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

5.8     Delay in Filing and Effectiveness of Registration Statements. In the event any Registration Statement is not filed and declared effective within the deadlines set forth in this ARTICLE V (whether the Registration Statement is selected for review by the SEC or not), after the date of the applicable deadline until such time as the applicable Registration Statement is declared effective, the Company shall pay to each Holder of Registrable Securities requesting registration under such Registration Statement an amount, as liquidated damages and not as a penalty, equal to 1.00% per month, of the aggregate Purchase Price paid by the Purchaser pursuant to this Agreement for any Registrable Securities then held by such Holder (pro rata on a 30-day basis for any portion of a calendar month). If the Holder shall be prohibited from selling Registrable Securities under a Registration Statement as a result of a Suspension of more than 60 consecutive days or Suspensions of more than 90 days in the aggregate in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay such Holder, as liquidated damages and not as a penalty, an amount equal to 1.00% per month, of the Purchase Price paid by the Purchaser for such Registrable Securities pursuant to this Agreement for any Registrable Securities then held by such Purchaser (pro rata on a 30-day basis for any portion of a calendar month). For purposes of this Section 5.8, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser pursuant to this Agreement. All liquidated damages under this Section 5.8 shall be payable monthly in cash, in arrears and shall be due within five (5) Business Days after the end of each calendar month, and any unpaid liquidated damages under this Section 5.8 shall bear interest at 1.50% per month. In no event shall the aggregate amount of such liquidated damages or interest thereon exceed 18.0% of the aggregate Purchase Price paid by the Purchaser pursuant to this Agreement for any Registrable Securities then held by the Holder. Such damages described in this Section 5.8 shall not be the exclusive remedy for the failure of the Registration Statement to be filed and declared effective or to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary in this Section 5.8, in no event shall a Suspension be deemed to have occurred under this Section 5.8 where such suspension is the result of any misstatement or omission of information regarding the Purchaser in the Registration Statement or any amendment or supplement thereto.

5.9     Expiration of Registration Rights. The registration rights granted pursuant to this ARTICLE V shall expire for any Registrable Securities held by a Purchaser or its assigns which may be sold pursuant to Rule 144, provided that the amount of such Registrable Securities can be sold under Rule 144 within a three-month period without limitation as to the number of Registrable Securities held by the Purchaser or its assign pursuant to paragraph (e) of Rule 144. Upon the expiration of the registration rights pertaining to any shares of Registrable Securities, the Company shall have no further obligation to include such shares of Registrable Securities in any registration statement filed by the Company.

5.10     Registration Rights of Series A, Series B, Series C, and Series D Preferred Stock. Notwithstanding any other provision in this Article V to the contrary, the registration rights of the holders of the Series E Preferred Stock shall be pari passu with the registration rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock.

5.11     Shelf Registration.

(a)     Shelf Requests. In addition to Holder’s Demand Registration and Piggyback Registration rights described above, if a Holder is deemed to be an affiliate of the Company, the Company shall prepare and file a shelf registration statement pursuant to Rule 415 of the Securities Act (the “Shelf Registration Statement”) on Form S-3 or any successor form thereto with the SEC as soon as practicable (but in no event later than thirty (30) calendar days after the Holder provides a written request (a “Shelf Request”) to the Company) covering the resale of all or a portion of the Holder’s Registrable Shares described in the Shelf Request. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other appropriate form as is available for such a registration and is reasonably acceptable to the Holder. A Shelf Request shall specify the intended method of distribution of the Registrable Securities described in the Shelf Request. Upon the Company’s receipt of a Shelf Request, the Company shall give written notice of such Shelf Request to the other Holders of the Registrable Shares who were not included in the Shelf Request within ten (10) days following the Company’s receipt of the Shelf Request (“Shelf Notice”). The Shelf Notice shall include information concerning whether all, part, or none of the distribution is expected to be made by means of an underwriting, and, if more than one means of distribution is contemplated, the Company may require the Holders receiving the Shelf Notice to notify the Company of the means of distribution of their Registrable Securities to be included in the registration. If any Holder who did not submit the original Shelf Request desires to sell any Registrable Securities owned by such Holder, such Holder may elect to have all or any portion of its Registrable Securities included in the Shelf Registration Statement by notifying the Company in writing (a “Supplemental Shelf Request”) within twenty (20) days after receiving the Shelf Notice from the Company. The right of any Holder to include all or any portion of its Registrable Securities in the Shelf Registration Statement shall be conditioned upon the Company’s having timely received a Supplemental Shelf Request (which right shall be further conditioned to the extent provided in this ARTICLE V). Any Holder proposing to distribute its Registrable Securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(b)     Shelf Registration Procedures. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date which is: (i) if the Registration Statement is not subject to a full review by the SEC, sixty (60) calendar days after the date of the Shelf Request, or (ii) if the Registration Statement is subject to a full review by the SEC, ninety (90) calendar days after the date of the Shelf Request (the “Shelf Filing Deadline”). Further, the Company shall:

(i)     file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement by 9:30 a.m. New York time on the Business Day following the date that the Registration Statement has been declared effective by the SEC intended to permit each Holder to sell, at such Holder’s election, all or part of the Registrable Securities held by such Holder without restriction;

(ii)     use its reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective (subject to any suspension period(s)) pursuant to Rule 415 until the earlier of (A) the date as of which Holder may sell all of the Registrable Securities covered by the Shelf Registration Statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act or (B) the date on which Holder shall have sold all of the Registrable Securities covered by such Shelf Registration Statement (the “Required Period”); and

(iii)     use its reasonable best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement; provided, that a registration pursuant to a Shelf Registration Statement shall not be deemed to have been effected unless it has been declared effective by the SEC and has remained effective for the Required Period; further provided, that if an offering of Registrable Securities pursuant to a Shelf Registration Statement is terminated by any stop order, injunction, or other order of the SEC or other governmental agency or court after the Shelf Registration Statement becomes effective, the Shelf Registration Statement will be deemed not to have been effected.

(c)     During the period of effectiveness of the Shelf Registration Statement, any participating Holder shall be entitled to sell all or part of the Registrable Securities registered on behalf of such Holder pursuant to the Shelf Registration Statement.

ARTICLE VI

AGREEMENTS OF THE COMPANY AND THE PURCHASERS
FOLLOWING THE EFFECTIVE DATE

The following agreements and covenants shall become effective only upon the Effective Date.

6.1     Transfer Restrictions.

(a)     Restricted Securities. The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144, except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b)     Restrictive Legend. The Purchasers agree to the imprinting, so long as is required by this Section 6.1(b), of a legend substantially in the following form on any certificate evidencing Securities:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Conversion Shares shall not be required to contain such legend or any other legend and will be freely tradable without any restrictions or limitations under applicable securities laws, rules and regulations: (i) while a Registration Statement covering the resale of such Conversion Shares is effective under the Securities Act; provided, that the Company’s counsel shall have delivered a legal opinion relating to the removal of legends upon a sale or transfer of such Conversion Shares, or (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall take all actions, including, but not limited to, causing its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Registration Effective Date and to deliver any required legal opinions with respect to the removal of legends upon the sale or transfer of Conversion Shares, that are necessary to issue Conversion Shares that are freely tradable on the Eligible Market without restriction and not containing any restrictive legend without the need for any action by the Purchasers. Following the Registration Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than five (5) Trading Days following the delivery by a Purchaser to the Company of a legended certificate representing such Securities, use its reasonable best efforts to deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. For so long as any Purchaser owns Securities, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock.

(c)     Pledge of Securities. The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of a pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

6.2     Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns any Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any Purchaser or subsequent Holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144, but only to the extent that the Company, or counsel of the Company agree, that the Purchaser or subsequent Holder is able to avail themselves of the exemption created by Rule 144.

6.3     Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

6.4     Reservation and Listing of Common Stock.

(a)     Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance of the Series E Conversion Shares which equals 130% of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Shares. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under this Agreement, the Company shall amend the Company’s Certificate of Incorporation to increase the number of shares of Common Stock duly authorized and reserved for issuance upon the earlier of (i) the date that is sixty (60) days after the Company’s next annual meeting of stockholders or (ii) the written request of the Holders of a majority of the outstanding Series E Preferred Shares.

(b)     Listing or Quotation Maintenance. The Company shall take all steps necessary to cause its Common Stock to be approved for listing or quotation on its Trading Market and maintain the listing or quotation of such Common Stock on such Trading Market or another Eligible Market.

6.5     Securities Laws Disclosure; Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the date of Closing without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Each Purchaser hereby agrees not to knowingly request any information from the Company, its directors, officers, employees or agents which such purchaser should reasonably know is material non-public information. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

6.6     Reimbursement. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling Person, employee or agent of a Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by this Agreement other than one brought by the applicable Purchaser or a Related Person thereof, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser’s or Related Person’s gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 5.5(c) above. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys’ fees and expenses). Subject to the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

6.7     Bank Holding Company. So long as the Series E Preferred Shares are outstanding or Series E Conversion Shares are held by an initial Purchaser of Series E Preferred Shares, neither the Company nor a Subsidiary of the Company shall become a Bank or a BHC or take any action which would cause a Purchaser holding Series E Preferred Shares or Series E Conversion Shares to become a BHC.

ARTICLE VII

ADDITIONAL COVENANTS

7.1     Lost, etc. Certificates Evidencing Series E Preferred Shares; Exchange. Upon receipt by the Company and the Transfer Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Series E Preferred Shares owned by one of the Purchasers, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company and Transfer Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will instruct the Transfer Agent to make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Such Purchaser’s agreement of indemnity shall constitute indemnity satisfactory to the Company and the Transfer Agent for purposes of this Section 7.1. Upon surrender of any certificate representing any Series E Preferred Shares for exchange at the office of the Company or the Transfer Agent, the Company will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number and series of Series E Preferred Shares represented by the certificate so surrendered and registered as such holder may request. The Purchaser will also pay the cost of all deliveries of certificates for such shares (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 7.1.

7.2     Reservation of Common Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock equal to 130% of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Shares pursuant to this Agreement and the Certificates in such amount as may be required to fulfill its obligations in full hereunder. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under this Agreement, the Company shall amend the Company’s Certificate of Incorporation to increase the number of shares of Common Stock duly authorized and reserved for issuance upon the earlier of (a) the date that is sixty (60) days after the Company’s next annual meeting of stockholders or (b) the written request of the Holders of a majority of the outstanding Series E Preferred Shares.

7.3     Use of Proceeds. The Company shall use the net proceeds from the sale of the Series E Preferred Shares hereunder (a) to pay any and all expenses incurred in connection with the sale of the Series E Preferred Shares hereunder; and (b) for the general working capital requirements of the Company.

7.4     Corporate Existence. So long as any Purchaser beneficially owns any Series E Preferred Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (b) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.

7.5     Indemnification. Subject to Section 7.6 hereof, the Company shall indemnify and hold harmless Purchasers, and their respective employees, officers, directors, agents, Affiliates and permitted transferees from and against any and all loss, cost, damage or expense, including reasonable attorney’s fees, resulting from or arising out of:

(a)     any failure of the Company promptly to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or in any Transaction Document; and

(b)     any breach of any representation or warranty of the Company contained herein (provided that for the purposes of this Section 7.5, each representation and warranty contained in ARTICLE III shall apply without giving effect to any materiality or Material Adverse Effect qualifier contained therein), in any Transaction Document or in any certificate delivered at the Closing in respect hereof.

7.6     Limitations on Indemnification. The Company’s obligations under Section 7.5 are subject to the following:

(a)     no claim for indemnification under Section 7.5(b) may be asserted by a Purchaser unless notice of such claim is provided to the Company by such Purchaser in writing on or before the second anniversary of the last Closing pursuant to this Agreement;

(b)     the aggregate liability of the Company for indemnification of each Purchaser under section 7.5(b) shall not exceed such Purchaser’s Purchase Price, plus its reasonable attorney’s fees incurred in connection with such breach and enforcement of its rights under Section 7.5(b);

(c)     The Company shall have no liability for breaches of representations and warranties under Section 7.5(b) unless and until the aggregate amount of claims by all of the Purchasers pursuant to Section 7.5(b) equals or exceeds Fifty Thousand Dollars ($50,000) (it being understood that once such threshold is met, the Company shall be liable for the full amount of all claims from the first dollar); and

(d)     The limitations in this Section 7.6 shall not apply to any claims arising from fraud on the part of the Company.

ARTICLE VIII

MISCELLANEOUS

8.1     Termination. This Agreement may be terminated by either Purchaser, by written notice to the other parties, if the Initial Closing has not been consummated by the fourth (4th) Trading Day following the Effective Date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

8.2     Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8.3     Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after each Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. Notwithstanding anything to the contrary herein, the Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

8.4     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effective: (i) upon personal delivery; (ii) in the case of delivery by mail within the continental United States, on the fourth (4th) business day after such notice or other communication shall have been deposited in the mail, postage prepaid, return receipt requested; (iii) when sent by either facsimile or email at the applicable facsimile number or email address set forth below upon confirmation of transmission or receipt of mailing; or (iv) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:

(a)     If to the Company:

PSM Holdings, Inc.

1109 N. Bryant Ave., Ste. 110

Edmond, OK 73034

Attn: Kevin Gadawski, President

Facsimile No.: (405) 753-1904

Email: kgadawski@psmortgage.com

With a copy to (which shall not constitute notice):

The Law Office of Ronald N. Vance & Associates, P.C.

1656 Reunion Avenue

Suite 250

South Jordan, UT 84095

Attn: Ronald N. Vance, Esq.

Facsimile No.: (801) 446-8803

Email: ron@vancelaw.us

(b)     If to the Purchaser, to its address, facsimile number, and email address set forth on the Schedule of Purchaser, with copies to such Purchaser’s representatives as set forth in column (4) on the Schedule of Purchasers.

(c)     Or to such other address and/or facsimile number or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or computer containing the time, date, recipient facsimile number or email address and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from an overnight courier service in accordance with clause (i), (ii), (iii), or (iv) above, respectively.

8.5     Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under ARTICLE V and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates.

8.6     Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.7     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns including all subsequent purchasers of the Securities, other than any purchaser of Series E Conversion Shares distributed pursuant to an effective Registration Statement. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of holders of at least a majority of the Series E Preferred Shares then outstanding. Any Purchaser may assign some or all of its rights (except those of indemnification or reimbursement) under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers.” Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

8.8     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 6.6, each Indemnified Party is an intended third party beneficiary of Section 6.6, and Placement Agent is an intended third party beneficiary of the provisions of this Agreement concerning obligations owed by the Company to Placement Agent, and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

8.9     Governing Law; Venue; Waiver Of Jury Trail. all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the state of new york. THE COMPANY AND PURCHASERS Hereby Irrevocably Submit To The Exclusive Jurisdiction Of The State And Federal Courts Sitting In The CITY OF NEW YORK, BOROUGH OF MANHATTAN For The Adjudication Of Any Dispute BROUGHT BY THE COMPANY OR ANY PURCHASER Hereunder, In Connection Herewith Or With Any Transaction Contemplated Hereby Or Discussed Herein (Including With Respect To The Enforcement Of Any Of The Transaction Documents), And Hereby Irrevocably Waive, And Agree Not To Assert In Any Suit, Action Or ProceedinG BROUGHT BY THE COMPANY OR ANY PURCHASER, Any Claim That It Is Not Personally Subject To The Jurisdiction Of Any Such Court, OR That Such Suit, Action Or Proceeding Is Improper. Each party Hereby Irrevocably Waives Personal Service Of Process And Consents To Process Being Served In Any Such Suit, Action Or Proceeding By Mailing A Copy Thereof Via Registered Or Certified Mail Or Overnight Delivery (With Evidence Of Delivery) To Such Party At The Address In Effect For Notices To It Under This Agreement And Agrees That Such Service Shall Constitute Good And Sufficient Service Of Process And Notice Thereof. Nothing Contained Herein Shall Be Deemed To Limit In Any Way Any Right To Serve Process In Any Manner Permitted By Law. The Company AND PURCHASERS Hereby Waive All Rights To A Trial By Jury.

8.10     Survival. The representations, warranties, agreements and covenants contained herein shall survive Closing and the delivery and/or exercise of the Securities, as applicable.

8.11     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mailed signature page were an original thereof.

8.12     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.13     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.14     Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.15     Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

8.16     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase the Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature pages to follow]

IN WITNESS WHEREOF, the undersigned has caused its signature page to this Stock Purchase Agreement to be duly executed by its authorized signatory as of the Effective Date.

PSM HOLDINGS, INC.

By: /s/ Kevin Gadawski
Name: Kevin Gadawski
Title: President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, each of the Purchasers hereto has caused its respective signature page to this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

PURCHASER OF SERIES E PREFERRED STOCK:

By: /s/ Eric Donsky

Name: Eric Donsky

SCHEDULE OF PURCHASER(S)

(1)	(2)	(3)	(4)

Purchaser	Number of Series E Preferred Shares	Purchase Price	Name, Address, Facsimile Number, and Email Address of Purchaser and Representative
Eric Donsky	350 shares of Series E Preferred	$350,000.00	Purchaser: Eric Donsky 705 W. 9th Street Suite 3501 Los Angeles, CA 90015 Fax: ____ E-mail: edonsky@me.com

Exhibits:

A     Amended and Restated Series E Certificate of Designations

B     Form of Transfer Agent Instructions

EXHIBIT A

[Amended and Restated Certificate of Designations for Series E 6% Convertible Preferred Stock]

EXHIBIT B

[Form of Transfer Agent Instructions]